EXHIBIT 99.1

15 West 6th Street, Suite 900 · Tulsa, Oklahoma 74119 · (918) 513-4570 · Fax: (918) 513-4571
www.laredopetro.com
Laredo Petroleum Schedules First-Quarter 2020 Earnings Release and Conference Call
TULSA, OK - April 14, 2020 - Laredo Petroleum, Inc. (NYSE: LPI) ("Laredo" or the "Company") will report first-quarter 2020 financial and operating results after the market close on Wednesday, May 6, 2020, and will host a conference call on Thursday, May 7, 2020, at 7:30 a.m. CT to discuss the results.
To participate on the call, dial 877.930.8286 (international dial-in 253.336.8309), using conference code 5191340 or listen to the call via the Company's website at www.laredopetro.com, under the tab for "Investor Relations." A telephonic replay will be available approximately two hours after the call on Thursday, May 7, 2020 through Thursday, May 14, 2020. Participants may access this replay by dialing 855.859.2056, using conference code 5191340.
About Laredo
Laredo Petroleum, Inc. is an independent energy company with headquarters in Tulsa, Oklahoma. Laredo's business strategy is focused on the acquisition, exploration and development of oil and natural gas properties, primarily in the Permian Basin of West Texas.
Additional information about Laredo may be found on its website at www.laredopetro.com.

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Contacts:
Ron Hagood: (918) 858-5504 - RHagood@laredopetro.com